Exhibit 10.9

WARRANT AGREEMENT

WARRANT AGREEMENT, dated as of the 16th day of December, 1993, by and among AMERICAN SATELLITE NETWORK, INC., a Delaware corporation (“ASN”), MILLICOM INCORPORATED, a Delaware corporation (“Millicom”), and AMERICAN STOCK TRANSFER & TRUST COMPANY, as Warrant Agent (the “Warrant Agent”).

W I T N E S S E T H:

WHEREAS, all of the issued and outstanding shares Common Stock, $.01 par value per share (“ASN Common Stock”), of ASN are owned and held of record by Millicom;

WHEREAS, Millicom is distributing to its stockholders Warrants (the “Warrants”) to purchase one share of ASN Common Stock; and

WHEREAS, Millicom and ASN each desire the Warrant Agent to act on behalf of Millicom and ASN, and the Warrant Agent is willing to so act in connection with the issuance and registration of the Warrants, the issuance of certificates representing the Warrants, the exercise of the Warrants, and the rights of the holders thereof.

NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth and for the purpose of defining the terms and provisions of the Warrants and the certificates representing the Warrants and the respective rights and obligations thereunder of Millicom, ASN, the holders of certificates representing the Warrants and the Warrant Agent, the parties hereto, intending to be legally bound hereby, agree as follows:

SECTION 1. Definitions.

As used herein, the following terms shall have the following meanings, unless the context shall otherwise require:

(a)     “Corporate Office” shall mean the office of the Warrant Agent (or its successor) at which at any particular time its principal business shall be administered, which office is located at the date hereof at 40 Wall Street, New York, New York 10005.

(b)     “Exercise Date” shall mean the date on which the Warrant Agent shall have received both (a) the Warrant Certificate representing such Warrant, with the exercise form thereon duly executed by the Registered Holder thereof or his attorney duly authorized in writing, and (b) payment in cash, or by official bank or certified check made payable to the order of the Warrant Agent for the account of Millicom, of an amount in lawful money of the United States of America equal to the applicable Exercise Price.

(c)     “Exercise Price” shall mean the purchase price cc be paid upon exercise of each Warrant in accordance with the terms hereof, which price shall be $1.30 per share, subject to adjustment from time to time pursuant to the provisions of Section 8 hereof.

(d)     “Initial Warrant Exercise Date” shall mean, as to each Warrant, January 1, 1999.

(e)     “Issue Date” shall mean the date of issuance of the Warrants by Millicom.

(f)     “Registered Holder” shall mean the person in whose name any Warrant Certificate shall be registered on the books maintained by the Warrant Agent pursuant to Section 6.

(g)     “Transfer Agent” shall mean American Stock Transfer & Trust Company, as ASN’s transfer agent, or its authorized successor, as such.

(h)     “Warrant Certificate” shall mean the certificates representing the Warrants to be issued by Millicom in accordance with the terms and conditions hereof.

(i)     “Warrant Expiration Date” shall mean (a) 5:00 P.M. (New York time) on June 30, 1999 or (b) in the event the Form S-1 registration statement filed by ASN in connection with the ASN Common Stock (the “ASN Registration Statement”) shall not to effective as of January 1, 1999, such date that is six (6) months after the date the ASN Registration Statement is declared effective by the Securities and Exchange Commission (“SEC”); provided, however, that if such date shall in the State of New York be a holiday or a day on which banks are authorized to close, then 5:00 P.M. (New York time) on the next following day which in the State of New York is not a holiday or a day n which banks are authorized to close.

SECTION 2.     Appointment of Warrant Agent; Issuance of warrant Certificates.

(a)     Millicom and ASN hereby jointly and severally appoint the Warrant Agent to act as agent for Millicom and ASN in accordance with the instructions and the terms and conditions hereinafter set forth, and the Warrant Agent hereby accepts such appointment, upon the terms and conditions hereinafter set forth.

(b)     A Warrant shall entitle the Registered Holder of the Warrant Certificate representing such warrant to purchase from Millicom one share of ASN Common Stock upon the exercise thereof, or an aggregate of 3,867,287 shares of ASN Common Stock, representing 100% of the issued and outstanding shares of ASN Common Stock, in accordance with the terms hereof, subject to modification and adjustment as provided in Section 8.

(c)     Warrant Certificates representing the number of Warrants issued by Millicom shall be executed by Millicom and delivered to the Warrant Agent on the Issue Date. Upon written order of Millicom, signed by its Chairman and Chief Executive Officer or a Vice President and attested by its Secretary or an Assistant Secretary, the Warrant Certificates shall be countersigned, issued and delivered by the Warrant Agent.

(d)     From time to time, upon the exercise of warrants at any time on or prior to the Expiration Date in accordance with the terms hereof, the Transfer Agent shall countersign and deliver stock certificates in required whole number denominations representing up to an aggregate of 3,867,287 shares of ASN Common Stock, subject to adjustment as described herein.

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(e)     From time to time, up to the Warrant Expiration Date, the Warrant Agent shall countersign and deliver Warrant Certificates in required whole number denominations to the persons entitled thereto; provided, however, that no Warrant Certificates shall be issued except (i) those initially issued hereunder, (ii) those issued on or after the Initial Warrant Exercise Date, upon the exercise of fewer than all Warrants represented by any Warrant Certificate, to evidence any unexercised warrants held by the exercising Registered Holder, (iii) those issued in replacement of lost, stolen, destroyed or mutilated Warrant Certificates pursuant to Section 7; and (iv) at the option of Millicom, in such form as may be approved by its. Board of Directors, to reflect any adjustment or change in the Exercise Price or the number of shares of ASN Common Stock purchasable upon exercise of the Warrants therefor made pursuant to Section 8 hereof.

SECTION 3.     Form and Execution of Warrant Certificates.

(a)     The Warrant Certificates shall be substantially in the form, annexed hereto as Exhibit A (the provisions of which are hereby incorporated herein) and may have such letters, numbers or other marks of identification or designation and such legends, summaries or endorsements printed, lithographed or engraved thereon as Millicom may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the ASN Common. Stock may be listed, or to conform to usage. The warrant Certificates shall be dated the date of issuance thereof (whether upon initial issuance, exchange or in lieu of mutilated, lost, stolen, or destroyed Warrant Certificates) and issued in registered form. Warrants shall be numbered serially with the letter W on warrants of all denominations.

(b)     Warrant Certificates shall be executed on behalf of Millicom by its Chair-man of the Board and Chief Executive Officer or any vice President and attested by its Secretary or an Assistant Secretary, by manual signatures or by facsimile signatures printed thereon, and shall have imprinted thereon a facsimile of Millicom’s seal. Warrant Certificates shall be manually countersigned by the Warrant Agent and shall not be valid for any purpose unless so countersigned. In case any officer of Millicom who shall have signed any of the Warrant Certificates shall cease to be such officer of Millicom before the date of issuance of the Warrant Certificates or before countersignature by the Warrant Agent and issue and delivery thereof, such Warrant Certificates may nevertheless be countersigned by the Warrant Agent, issued and delivered with the same force and effect as though the person who signed such Warrant Certificates had not ceased to be such officer of Millicom. In case Millicom shall change its name or its state of incorporation, Warrant Certificates bearing Millicom’s previous name or state of incorporation shall continue to be valid for all purposes until exercised, surrendered or replaced in the ordinary course. After countersignature by the Warrant Agent, Warrant Certificates shall be delivered by the Warrant Agent to the Registered Holder without further action by Millicom or ASN, except as otherwise provided by Section 4 hereof.

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SECTION 4.     Exercise.     Each Warrant may be exercised by the Registered Holder thereof at any time on or after the Initial Exercise Date, but not after the Expiration Date, upon surrender of the Warrant Certificate to Millicom at the office of the Warrant Agent, with the form of election to purchase on the reverse side thereof duly filled and executed, and upon payment of the full Exercise Price therefor to the warrant Agent on behalf of Millicom, subject to the terms conditions set forth herein and in the warrant Certificate Payment of the Exercise Price shall be made in cash or by certified or bank check made payable to the order of the Warrant Agent for the account of Millicom. The rights of purchase represented by the Warrants shall be exercisable, at the election of the Registered Holders thereof, either as an entirety or from time to time for part only of the shares of ASN Common Stock specified therein and, in the event that any Warrant is exercised in respect of less than all of the shares specified therein at any time prior to the Expiration Date, a new Warrant or Warrants shall be issued to such Registered Holder for the remaining number of shares specified in the Warrant Certificate so surrendered, and the Warrant Agent is hereby authorized to countersign and to deliver the required new Warrant Certificates pursuant to the provisions of this Section and Section 3 of this Agreement and Millicom, whenever requested by the Warrant Agent, will supply the Warrant Agent with Warrant Certificates duly executed on behalf of Millicom as provided in Section 3 hereof for such purpose. A warrant shall be deemed to have been exercised immediately prior to the close of business on the Exercise Date and the person entitled to receive the securities deliverable upon such exercise shall be treated for all purposes as the holder upon exercise thereof as of the close of business on the Exercise Date. As soon as practicable on or after the Exercise Date the Warrant Agent shall deposit the proceeds received from the exercise of a Warrant and shall notify Millicom in writing of the exercise of the Warrant. Promptly following clearance of funds therefor, the Warrant Agent, on behalf of Millicom, shall cause to be issued and delivered by the Transfer Agent, to the person or persons entitled to receive the same, a certificate or certificates for the securities deliverable upon such exercise (plus a certificate for any remaining unexercised Warrants of the Registered Holder). Upon the exercise of any Warrant and clearance of the funds received, the Warrant Agent shall promptly remit the payment received for the warrant to Millicom or as Millicom may direct in writing. Notwithstanding anything in the foregoing to the contrary, the Warrant Agent shall not be liable to remit to Millicom funds not received by it upon the exercise of the Warrants if the warrant Agent shall have delivered certificates for the securities issuable upon the exercise of such Warrants upon the instruction of Millicom.

SECTION 5.     Registration of ASN Common Stock; Payment of Taxes.

(a)     Millicom and ASN hereby confirm that the Warrants entitle the holders thereof to purchase from Millicom up to an aggregate of 100 percent of the issued and outstanding shares of ASN Common Stock, and that such shares of ASN Common Stock have been duly and validly issued, fully paid, nonassessable.

(b)     Millicom and ASN covenant that they will in good faith and as expeditiously as reasonably possible, endeavor to secure registration of, and approval of, any governmental authority under any federal securities law, prior to the delivery of the shares of ASN Common Stock issuable upon the exercise of Warrants hereunder so that such shares may be validly delivered upon such exercise of Warrants. Millicom and ASN will use reasonable efforts to obtain appropriate approvals or registrations under “blue sky” securities laws. With respect to any such securities, however. Warrants may not be exercised by, or shares of ASN Common Stock issued to, any Registered Holder in any state in which such exercise would be unlawful.

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(c)     Millicom shall pay all documentary, stamp or similar taxes and other governmental charges that may be imposed with respect to the issuance of the warrants, or delivery of any shares upon exercise of the Warrants.

(d)     Prior to the initial Warrant Exercise Date, Millicom shall deposit with the Transfer Agent the stock certificate(s) evidencing 3,867,287 shares of ASN Common Stock issued and held of record by Millicom, together with stock powers duly endorsed in blank. Upon the exercise of the Warrants in accordance with the terms of this Agreement, the Transfer Agent shall issue stock certificates in the name of the Registered Holders exercising such Warrants representing the number of shares of ASN Common Stock issuable upon such exercise.

SECTION 6.     Non-Transferability of Warrants.

(a)     The Warrants are not transferable and may only be exercised by the Registered Holder thereof; provided, however, that notwithstanding anything herein to the contrary, the Warrants may be transferred in the case of (A) a natural person, (i) in the event of death, or (ii) if the Registered Holder thereof shall file a petition in bankruptcy under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy (“Bankruptcy Law”), or an answer or pleading admitting or failing to deny the material allegations of such a .petition or seeking or consenting to the relief therein provided, or (iii) if such Registered Holder shall have been adjudicated a bankrupt, or (iv) in the event of insolvency, and (B) a corporation, partnership, association or other business entity, (i) in the event of dissolution or liquidation of such entity, or (ii) if the Registered Holder thereof shall file a petition in bankruptcy under any Bankruptcy Law, or an answer or pleading admitting or failing to deny the material allegations of such a petition or seeking or consenting to the relief therein provided, or (iii) if such Registered Holder shall have been adjudicated a bankrupt, or (iv) in the event of insolvency. For purposes of this Agreement, Warrant Certificates registered in street name may be transferred to the beneficial owner thereof and registered in the name of such beneficial owner; provided, however, that (i) the broker, bank or other facility maintaining such account provides written confirmation in form reasonably satisfactory to Millicom and the Warrant Agent that the Warrant Certificates are being transferred from the Registered Holder to the beneficial owner thereof, and (ii) the Warrant Certificates presented for registration of such transfer otherwise comply with the provisions of this Section 6. Transfers of Warrants made or attempted to be made by the Registered Holder thereof other than as expressly provided in this Section 6(a) shall be deemed null and void and of no force and effect. Notwithstanding any notations or writing of assignment or transfer on the warrant Certificate, or other evidence of the transfer thereof, the Warrant Agent shall not register any transfer of Warrants in violation of this Section 6(a) and shall deem and treat the Registered Holder of any such Warrant Certificate as the absolute owner thereof and of each Warrant represented thereby for all purposes. Each Warrant Certificate issued by Mi1licom shall have inscribed thereon a statement to the effect that the Warrants represented thereby are not transferable except, as provided in this Section 6 (a). The Warrant Agent shall keep at its office books in which, subject to such reasonable regulations as it may prescribe, it shall register Warrant Certificates and the transfer thereof upon the occurrence of an event described in this Section 6(a), in accordance with its regular practice. Upon due presentment for registration of transfer as provided herein of any Warrant Certificate at such office, Millicom shall execute and the Warrant Agent shall issue and deliver to the transferee or transferees a new Warrant Certificate or Certificates representing an equal aggregate number of Warrants in accordance with Section 3 hereof.

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(b)     With respect to all Warrant Certificates presented for registration of transfer as provided above, or exercise, the subscription form on the reverse thereof shall be duly endorsed, or be accompanied by a written instrument or instruments of transfer and subscription, in form satisfactory to Millicom and the Warrant Agent, duly executed by the Registered Holder or his attorney-in-fact duly authorized in writing.

(c)     A service charge may be imposed by the Warrant Agent for any registration of transfer of Warrant Certificates. In addition, Millicom may require payment by such holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

(d)     All Warrant Certificates surrendered for exercise or for exchange in case of mutilated Warrant Certificates shall be promptly canceled by the Warrant Agent and thereafter retained by the Warrant Agent until termination of this Agreement or resignation as Warrant Agent, or disposed of or destroyed, at the direction of Millicom.

(e)     Prior to due presentment for registration of transfer thereof as provided in Section 6(a) hereof, Millicom and the Warrant Agent may deem and treat the registered holder of any Warrant Certificate as the absolute owner thereof and of each Warrant represented thereby (notwithstanding any notations of ownership or writing thereon made by any one other than a duly authorized officer of Millicom or the Warrant Agent) for all purposes and shall not be affected by any notice to the contrary.

SECTION 7.     Loss or Mutilation.     In case any of the Warrant Certificates shall be mutilated, lost, stolen or destroyed, Millicom may in its discretion issue and the Warrant Agent shall countersign and deliver in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent right or interest, but only upon receipt of evidence satisfactory to Millicom and the Warrant Agent of the ownership of and loss, theft, destruction or mutilation of any warrant Certificate and (in case of loss, theft or destruction) of indemnity satisfactory to them, and (in the case of mutilation) upon surrender and cancellation thereof. Applicants for a substitute warrant Certificate shall comply with such other reasonable regulations and pay such other reasonable charges as Millicom or the. Warrant Agent may prescribe.

SECTION 8.     Adjustment of Exercise Price and Number of Shares of ASN Common Stock or Warrants.

(a)     Subject to the exceptions set forth in Section 8(f) hereof, at any time or from time to time, in the event ASN shall issue without consideration any shares of ASN Common Stock as a stock dividend to the holders of ASN Common Stock, or declare a stock split or share combination of ASN Common Stock (any such stock dividend, stock split or share combination being hereinafter referred to as a “Change of Shares”), then, and thereafter upon each further Change of Shares, the Exercise Price in effect immediately prior to such Change of Shares shall be adjusted by multiplying the Exercise Price by a fraction, the numerator of which shall be the total number of shares of ASN Common Stock outstanding immediately prior to such Change o Shares and the denominator of which shall be total number of shares of ASN Common Stock outstanding immediately after such Change of Shares.

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Upon each adjustment of the Exercise Price pursuant to this Section 8(a), the total number of shares of ASN Common Stock purchasable upon the exercise of each Warrant shall (subject to the provisions contained in Section 8(b) hereof) be adjusted by multiplying the number of shares purchasable at the Exercise Price in effect immediately prior to such adjustment by a fraction, the numerator of which shall be the total number of shares of ASN Common Stock outstanding immediately after the Change of Shares and the denominator of which shall be the total number of shares of ASN Common Stock outstanding immediately prior to the Change of Shares.

(b)     Millicom may elect, on or after the date of any adjustment required by Section 8(a) hereof, to adjust the number of Warrants outstanding, in lieu of the adjustment in the number of shares purchasable upon the exercise of each Warrant. Each Warrant held of record prior to such adjustment of the number of Warrants shall become that number of Warrants (calculated to the nearest tenth) determined by multiplying the number one by a fraction, the numerator of which shall be the Exercise Price in effect immediately prior to such adjustment and the denominator of which shall be the Exercise Price in effect immediately after such adjustment. Upon each adjustment of the number of Warrants pursuant to this Section 8(b), Millicom shall, as promptly as practicable, cause to be distributed to each Registered Holder of Warrants on the date of such adjustment, Warrant Certificates evidencing the number of additional Warrants to which such Holder shall be entitled as a result of such adjustment or, at the option of Millicom, cause to be distributed to such Registered Holder in substitution and replacement for the Warrant Certificates held by him prior to the date of adjustment (and upon surrender thereof, if required by Millicom) new Warrant Certificates evidencing the number of Warrants to which such Registered Holder shall be entitled after such adjustment.

(c)     Millicom shall not be obligated to issue any replacement Warrant Certificates irrespective of any adjustments or changes in the Exercise Price or the number of shares of ASN Common Stock purchasable upon exercise of the Warrants. The Warrant Certificates theretofore and thereafter issued shall, unless Millicom shall exercise its option to issue new Warrant Certificates pursuant to this Section 8(c), continue to express the Exercise Price per share, and the number of shares purchasable thereunder as the Exercise Price per share and the number of shares purchasable were expressed in the warrant Certificates when the same were originally issued.

(d)     After each adjustment of the Exercise Price and the number of shares purchasable upon exercise of each warrant pursuant to this Section 8, Millicom will promptly prepare a certificate signed by the Chairman and Chief Executive Officer or a Vice President, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, of Millicom setting forth: (i) the Exercise Price as so adjusted, (ii) the number of shares of ASN Common Stock purchasable upon exercise of each Warrant after such adjustment, and, if Millicom shall have elected to adjust the number of Warrants, the number of Warrants to which the registered holder of each Warrant shall then be entitled, and (iii) a brief statement of the facts accounting for such adjustment. Millicom will promptly file such certificate with the Warrant Agent and cause a brief summary thereof to be sent by ordinary first class mail to each Registered Holder of Warrants at his last address as it shall appear on the registry books of the Warrant Agent. A failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity thereof except as to the holder to whom Millicom failed to mail such notice, or except as to the holder whose notice was defective. The affidavit of an officer of the Warrant Agent or the Secretary or an Assistant Secretary of Millicom that such notice has been mailed shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

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(e)     For purposes of Section 8, the following provisions (A) to (F) shall also be applicable:

(A)     The number of shares of ASN Common Stock outstanding at any given time shall include shares of ASN Common Stock owned or held by or for the account of ASN and the sale or issuance of such treasury shares or the distribution of any such treasury shares shall not be considered a Change of Shares for purposes of said sections.

(B)     No adjustment of the Exercise Price shall be made unless such adjustment would require an increase or decrease of at least one percent in such price; provided, however, that any adjustments which by reason of this clause (B) are not required to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment(s) so carried forward, shall require an increase or decrease of at least one percent in the Exercise Price then in effect hereunder.

(f)     No adjustment to the Exercise Price of the Warrants or to the number of shares of ASN Common Stock purchasable upon exercise of the Warrants will be made, however,

(i)     upon the exercise of the Warrants; or

(ii)     upon the issuance or sale of ASN Common Stock or securities convertible into or exchangeable for shares of ASN Common Stock or upon the issuance or sale of shares of ASN Common Stock upon the exercise of any rights or warrants to subscribe for or purchase, or any options for the purchase of, ASN Common Stock or securities convertible into or exchangeable for shares of ASN Common Stock, whether or not such rights, warrants or options were outstanding on the date of the original issuance of the Warrants or were thereafter issued or sold; or

(iii)     upon any amendment to or change in the terms of any rights or warrants to subscribe for or purchase, or options for the purchase of, ASN Common Stock or of the terms of any securities exchangeable for or convertible into ASN Common Stock, including, but not limited to, any extension of any expiration date of any such right, warrant or option, any change in any exercise or purchase price provided for in any such right, warrant or option, any extension of any date through which any such securities are convertible into or exchangeable for ASN Common Stock or any change in the rate at which any such securities are convertible into or exchangeable for ASN Common Stock.

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(g)     For purposes of this Section 8, the term “ASN Common Stock” shall mean the class of stock authorized and designated as “Common Stock, $.01 par value per share,” on the date of the original issue of the Warrants, and shall also include any other class of capital stock of ASN thereafter authorized which shall not be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends and in the distribution of assets upon the voluntary liquidation, dissolution or winding up of ASN; provided, however, that the shares issuable upon exercise of the Warrants shall include only shares of such class designated in ASN’s Certificate of Incorporation as ASN Common Stock on the date of the original issue of the Warrants or in the case of any reclassification or change in the outstanding shares of ASN Common Stock issuable upon exercise of the Warrants as a result of a subdivision or combination or consisting of a change in par value, or from par value to no par value, or from no par value to par value, such shares of ASN Common Stock as so reclassified or changed. Notwithstanding any other prevision of this Agreement to the contrary, no adjustment of the Exercise Price of the Warrants shall reduce the Exercise Price below the par value of ASN’s Common Stock then in effect.

(h)     Any determination as to whether an adjustment in the Exercise Price in effect hereunder is required pursuant to Section 8, or as to the amount of any such adjustment, if required, shall be binding upon the holders of the Warrants, Millicom and ASN if made in good faith by the Board of Directors of Millicom.

SECTION 9.      Adjustment for Recapitalization or Exchange, Sale of Assets, Merger, Consolidation or Reorganization of ASN.

(a)     Upon the occurrence of (i) an exchange of shares or recapitalization of the shares of ASN Common Stock, (ii) a liquidation or sale of all or substantially all of the assets of ASN, or other similar change or transaction of or by ASN, or (iii) a merger or consolidation of ASN with and into another corporation or business entity where ASN is not the surviving corporation, or a reorganization of ASN, appropriate adjustments shall be made to the Warrants by Millicom so that the Registered Holders thereof shall be entitled to receive the kind and number of shares of stock or other securities or property (including cash) received by Millicom upon such exchange, capital reclassification, liquidation, sale, merger, consolidation or reorganization, and Millicom shall, or shall cause the Warrant Agent to, make such appropriate adjustments. The foregoing provisions shall similarly apply to successive exchanges, capital reclassifications of ASN Common Stock and to successive sales, mergers, consolidations or reorganizations.

SECTION 10.     Certain Restrictions With Respect to ASN Common Stock; Delivery of Financial Statements.     ASN and Millicom hereby agree and covenant as follows, which covenants may not be waived by ASN and/or Millicom:

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(a)     From the Issue Date until the Warrant Expiration Date, ASN shall not authorize for issuance, sell, issue or deliver any equity securities, options, warrants, subscriptions or rights. to subscribe for or acquire any shares of its capital stock or any securities convertible into or exchangeable for shares of any class of its capital stock of ASN, except that foregoing shall not proscribe the sale or issuance by ASN of up to four hundred thousand (400,000) shares of ASN Common Stock upon the exercise of options to acquire shares of ASN Common Stock granted by ASN to its key employees, directors and consultants or in connection with the acquisition of a minority interest in any subsidiaries of ASN. Notwithstanding anything herein to the contrary, ASN may sell or issue equity securities, options or rights to subscribe for or acquire equity securities, or securities convertible into or exchangeable for equity securities provided ASN is in receipt of an opinion from an independent investment banker to the effect that such securities are being sold or issued by ASN at fair market value.

(b)     From the Issue Date until the Warrant Expiration Date, ASN shall not amend or modify its Certificate of Incorporation or By-Laws, except in respect of amendments or modifications necessitated or required by law or statutory changes based upon a legal opinion of counsel to ASN.

(c)     From the Issue Date until the warrant Expiration Date, ASN shall not enter into any agreements, commitments or contracts for, or consummate, the sale, individually or in the aggregate, of (i) all or substantially all of ASN’s joint venture interest (the “Joint Venture Interest”) in PrimeTime 24 Joint Venture, a New York general partnership (“PrimeTime 24”), subject to the last sentence of this Section 10(c), (ii) all of the capital stock or all or substantially all of the assets of Innova Communications, Inc., a Delaware corporation and a wholly-owned subsidiary of ASN (“Innova”), (iii) all of the capital stock or all or substantially all of the assets of Millicom (U.K.) Limited, a United Kingdom corporation and the proposed licensee of the United Kingdom broadband license, unless immediately prior to such transaction ASN is in receipt of a fairness opinion from an independent investment banker to the effect that the sale price in any such transaction is at least equal to the fair market value of the assets being sold. For purposes of clause (i) of this Section 10(c), ASN’s satisfaction of its obligations under the following agreements shall not be deemed a sale by ASN of the Joint Venture Interest: (A) the Amended and Restated Joint Venture Agreement dated as of December 30, 1988 by and among Satellite Broadcast Networks, Inc., PrimeTime Relay Corporation and Millicom’s predecessor with respect to the Joint Venture Interest, and (B) each of the Purchase Option and Put Right Agreements each dated December 30, 1988 by and between Millicom’s predecessor with respect to the Joint Venture Interest and each of Janet L. Foster, G. Todd Hardy, Ann Kirschner and Mary C. Metzger.

(d)     From the Issue Date until the earlier of (i) the Warrant Expiration Date, or (ii) (A) such time as more than fifty (50%) percent of the warrants have been exercised by the Registered Holders and (B) the ASN Common Stock is regularly traded on a recognized securities market in the United States, ASN shall not declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of or in redemption of its capital stock.

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(e)     From the Issue Date until the Warrant Expiration Date, ASN shall not consummate a transaction with any affiliated person which involves the sum of $1,000,000 or more unless ASN shall have received an opinion from an independent investment banker that such transaction is on terms at least as favorable as those that can be obtained from an unrelated third party.

(f)     In the event ASN is not regularly filing quarterly and annual reports with the SEC pursuant to applicable SEC rules and regulations during the period following the Issue Date until the Warrant Expiration Date, ASN shall furnish the Registered Holders (i) within forty-five (45) days after the end of each fiscal quarter of ASN beginning with the first fiscal quarter of ASN ending after the Issue Date, copies of ASN’s unaudited balance sheet and income statement for each such fiscal quarter of ASN, and (ii) within one hundred twenty (120) days after the close of each fiscal year of ASN beginning with the first fiscal year of ASN ending after the Issue Date, copies of ASN’s audited annual financial statements, including balance sheet, income statement and statement of cash flows, certified by independent certified public accountants, for each such fiscal year of ASN.

SECTION 11.     Warrant Expiration Date.     At the Warrant Expiration Date all outstanding Warrants shall become void and all rights of all holders thereof and thereunder and under this Agreement shall cease.

SECTION 12.     Fractional Warrants and Fractional Shares.

(a)     ASN shall not be required to issue and deliver fractions of Warrant Shares on the exercise of the Warrants or otherwise, or to distribute certificates that evidence fractional shares. With respect to any fraction of a share called for upon any exercise hereof, Millicom shall pay to the Registered Holder an amount in cash equal to such fraction multiplied by the current market value of such fractional share, determined as follows:

(1)     If the ASN Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such exchange or listed for trading on the NASDAQ System, the current value shall be the last reported sale price of the ASN Common Stock on such exchange on the last business day prior to the date of exercise of the Warrant or if no such sale is made on such day, the average closing bid and asked prices for such day on such exchange; or

(2)     If the ASN Common Stock is not listed or admitted to unlisted trading privileges, the current value shall be the mean of the last reported bid and asked prices reported by the National Quotation Bureau, Inc. on the last business day prior to the date of the exercise of the Warrant; or

(3)     If the ASN Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the current value shall be an amount determined in such reasonable manner as may be prescribed by the Board of Directors of Millicom.

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SECTION 13.     Warrant Holders Not Deemed Stockholders.     No holder of the Warrants shall, as such, be entitled to vote or to receive dividends or be deemed the holder of ASN Common Stock that may at any time be issuable upon exercise of such Warrants for any purpose whatsoever, nor shall anything contained herein be construed to confer upon the holder of the Warrants, as such, any of the rights of a stockholder of ASN or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issue or reclassification of stock, change of par value, consolidation, merger or conveyance or otherwise), or to receive notice of meetings, or to receive dividends or subscription rights, until such holder shall have exercised such Warrants and been issued shares of ASN Common Stock in accordance with the provisions hereof.

SECTION 14.     Rights of Action.     All rights of action with respect to this Agreement are vested in the respective Registered Holders of the Warrants, and any Registered Holder of a Warrant, without consent of the Warrant Agent or of the holder of any other Warrant, may, in his own behalf and for his own benefit, enforce against Millicom the right to exercise his Warrants for the purchase of shares of ASN Common Stock in the manner provided in the warrant Certificate and this Agreement.

SECTION 15.     Agreement of Warrant Holders,.      Every holder of a Warrant, by his acceptance thereof, consents and agrees with Millicom, ASN and the Warrant Agent and every other holder of a warrant that:

(a)     The Warrants are not transferable, except as provided in Section 6(b), and upon the occurrence of an event described in such Section 6(b), the Warrants shall be transferable on the registry books of the Warrant Agent by the Registered Holder thereof in person or by his attorney or representative duly authorized in writing and only if the Warrant Certificates representing such Warrants are surrendered at the office of the Warrant Agent, duly endorsed or accompanied by a proper instrument of transfer satisfactory to the Warrant Agent and Millicom in their sole discretion, together with payment of any applicable transfer taxes; and

(b)     Millicom, ASN and the Warrant Agent may deem and treat the person in whose name the Warrant Certificate is registered as the holder and as the absolute, true and lawful owner of the Warrants represented thereby for all purposes, and none of Millicom, ASN or the warrant Agent shall be affected by any notice or knowledge to the contrary, except as otherwise expressly provided in this Agreement.

SECTION 16.     Cancellation of warrant Certificates.     The Warrant Agent shall cancel the Warrant Certificates following exercise of any or all of the Warrants represented thereby or delivered to the Warrant Agent.

SECTION 17.     Concerning the Warrant Agent.

(a)     The Warrant Agent acts hereunder as agent and in a ministerial capacity for Millicom and ASN and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not, by issuing and delivering Warrant Certificates or by any other act hereunder be deemed to make any representations as to the validity, value or authorization of the Warrant Certificates or the Warrants represented thereby or of any securities or other property delivered upon exercise of any Warrant or whether any stock issued upon exercise of any warrant is fully paid and nonassessable.

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(b)     The Warrant Agent shall not at any time be under any duty or responsibility to any holder of warrant Certificates to make or cause to be made any adjustment of the Exercise Price provided in this Agreement, or to determine whether any fact exists which may require any such adjustments, or with respect to the nature or extent of any such adjustment, when made, or with respect to the method employed in making the same. It shall not (i) be liable for any recital or statement of facts contained herein or for any action taken, suffered or omitted by it in reliance on any warrant Certificate or other document or instrument believed by it in good faith to be genuine and to have. been signed or presented by the proper party or parties, (ii) be responsible for any failure on the part of Millicom or ASN to comply with any of their respective covenants and obligations contained in this Agreement or in any warrant Certificate, or (iii) be liable for any act or omission in connection with this Agreement except for its own negligence or wilful misconduct.

(c)     The Warrant Agent may at any time consult with counsel satisfactory to it (who may be counsel for Millicom and/or ASN) and shall incur no liability or responsibility for any action taken, suffered or omitted by it in good faith in accordance with the opinion or advice of such counsel.

(d)     Any notice, statement, instruction, request, direction, order or demand of Millicom and/or ASN shall be sufficiently evidenced by an instrument signed by a duly authorized officer of Millicom or ASN (unless other evidence in respect thereof is herein specifically prescribed) .. The Warrant Agent shall not be liable for any action taken, suffered or omitted by it in accordance with such notice, statement, instruction, request, direction, order or demand believed by-it to be genuine.

(e)     Millicom and ASN each agrees to pay the warrant Agent reasonable compensation for its services hereunder and to reimburse it for its reasonable expenses hereunder; and each further agrees to indemnify the Warrant Agent and save it harmless against any and all losses, expenses and liabilities, including judgments, costs and counsel fees, for anything done or omitted by the Warrant Agent in the execution of its duties and powers hereunder except losses, expenses and liabilities arising as a result of the warrant Agent’s negligence or wilful misconduct.

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(f)     The Warrant Agent may resign its duties and be discharged from all further duties and liabilities hereunder. (except liabilities arising as a result of the Warrant Agent’s own negligence or wilful misconduct), after giving 30 days’ prior written notice to Millicom and ASN. At least 15 days prior to the date such resignation is to become effective, the Warrant Agent shall cause a copy of such notice of resignation to be mailed to each Registered Holder at Millicom’s expense. Upon such resignation, or any inability of the Warrant Agent to act as such hereunder, Millicom and ASN shall appoint a new warrant agent in writing. If Millicom and ASN shall fail to make such appointment within a period of 15 days after they have been notified in writing of such resignation by the resigning Warrant Agent, then any Registered Holder may apply to any court of competent jurisdiction for the appointment of a new warrant agent. Any new warrant agent, whether appointed by Millicom, ASN, or by such a court, shall be a bank or trust company having a capital and surplus, ,as shown’ by its last published report for its stockholders, of not less than $10,000,000 or a stock transfer company. After acceptance in writing of such appointment by the new warrant agent is received by Millicom and ASN, such new warrant agent shall be vested with the same powers, rights, duties art responsibilities as if it had been originally named herein as the Warrant Agent, without any further assurance, conveyance, act or deed; but if for any reason it shall be necessary or expedient to execute and deliver any further assurance, conveyance, act or deed, the same shall be done at the expense of Millicom and ASN and shall be legally and validly executed and delivered by the resigning Warrant Agent. Not later than the effective date of any such appointment Millicom and ASN shall file notice thereof with the resigning Warrant Agent and shall forthwith cause a copy of such notice to be mailed to the Registered Holder of each Warrant Certificate.

(g)     Any corporation into which the Warrant Agent or any new warrant agent may be converted or merged or any corporation resulting from any consolidation to which the Warrant Agent or any new warrant agent shall be a party or any corporation succeeding to the trust business of the Warrant Agent shall be a successor warrant agent under this Agreement without any further act, provided that such corporation is eligible for appointment as successor to the Warrant Agent under the provisions of the preceding paragraph. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed to Millicom, ASN and to each Registered Holder.

(h)     The warrant Agent, its subsidiaries and affiliates, and any of its or their officers or directors, may buy and hold or sell Warrants or other securities of ASN and otherwise deal with Millicom and ASN in the same manner and to the same extent and with like effects as though it were not the Warrant Agent. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for Millicom and/or ASN or for any other legal entity.

SECTION 18.     Modification of Agreement.

(a)     The Warrant Agent, Millicom and ASN may by written agreement make any changes, modifications, amendments or corrections to this Agreement, without the consent of any Registered Holders of Warrants (i) that they shall deem appropriate to cure any ambiguity or to correct any defective or inconsistent provision or manifest mistake or error herein contained; or (ii) that they may deem necessary or desirable and which shall not adversely affect, alter or change the interests of the Registered Holders of Warrant Certificates.

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(b)     With the written consent of the Registered Holders of not less then a majority in number of the then outstanding Warrants, the Warrant Agent, Millicom and ASN may modify this Agreement for the purpose of adding any provision to or changing in any manner or eliminating any of the provisions of this Agreement or modifying in any manner the rights of the Registered Holders of Warrants, provided, however, that no change in the number or nature of the securities purchasable upon the exercise of any Warrant, or the Exercise Price therefor, or the acceleration of the Warrant Expiration Date, shall be made without the consent of the Registered Holder of the Warrant Certificate representing such Warrant, other than such changes as are specifically prescribed by this Agreement as originally executed.

SECTION 19.     Notices.     All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been made when. delivered or mailed first class, registered or certified mail, postage prepaid as follows: if to a Registered Holder, at the address of such holder as shown on the registry books maintained by the Warrant Agent; if to Millicom, at c/o of MIC-USA Inc., 75 Route de Longwy, Box 23, L-8005 Bertrange, Luxembourg, attention: Jeremy W. Metcalfe, or at such other address as may have been furnished to the Warrant Agent in writing by Millicom; if to ASN, at 153 East 53rd Street, New York, New York 10022, attention: J. Shelby Bryan, and if to the Warrant Agent, at its Corporate Office.

SECTION 20.     Governing Law.     This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to principles of conflict of laws.

SECTION 21.     Binding Effect.     This Agreement shall be binding upon and inure to the benefit of Millicom, ASN and the Warrant Agent and their respective successors and assigns, and the holders from time to time of Warrant Certificates. Nothing in this Agreement is intended or shall be construed to confer upon any other person any right, remedy or claim, in equity or at law, or to impose upon any other person any duty, liability or obligation.

SECTION 22.     Termination.     This Agreement shall terminate at the close of business on the Expiration Date of all the Warrants or such earlier date upon which all Warrants have been exercised, except that the Warrant Agent shall account to Millicom for cash held by it and the provisions of Section 15 hereof shall survive such termination.

SECTION 23.     Counterparts.     This Agreement may be executed in several counterparts, which taken together shall constitute a single document.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

MILLICOM INCORPORATED

By:	/s/ J. Shelby Bryan
	Name:	J. Shelby Bryan
	Title:	Chairman of the Board and Chief Executive Officer

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AMERICAN SATELLITE NETWORK, INC.

By:	/s/ William Mustard
	Name:	William Mustard
	Title:	Chief Financial Officer

AMERICAN STOCK TRANSFER & TRUST COMPANY

By:	/s/ Herbert J. Lemmer
	Name:	Herbert J. Lemmer
	Title:	Vice President

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